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                                                                    EXHIBIT 4(b)

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                          FIRST SUPPLEMENTAL INDENTURE



                           dated as of August 4, 1994



                                     between



                            KIMCO REALTY CORPORATION



                                       and



                  IBJ SCHRODER BANK & TRUST COMPANY, as Trustee





                       ----------------------------------

                             SENIOR DEBT SECURITIES
                                       of
                            KIMCO REALTY CORPORATION

                       ----------------------------------








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     THIS FIRST SUPPLEMENTAL INDENTURE, is entered into as of August 4, 1994, by and between Kimco Realty Corporation, a Maryland corporation (the "Maryland Company"), and IBJ Schroder Bank & Trust Company, a corporation organized under the laws of the State of New York, as trustee (the "Trustee").

     WHEREAS, Kimco Realty Corporation, a Delaware corporation (the "Delaware Company"), and the Trustee entered into the Indenture dated as of September 1, 1993 (the "Indenture"), relating to the Delaware Company's senior debt securities, including without limitation, its Floating Rate Senior Notes due 1998, its Floating Rate Senior Notes due 1999 and its 6 1/2% Senior Notes due 2003 (the "Securities");

     WHEREAS, the merger (the "Merger") of the Delaware Company with and into its wholly owned subsidiary, the Maryland Company, has occurred as of the date hereof pursuant to the Agreement and Plan of Merger dated July 29, 1994, and the Maryland Company has assumed all of the obligations of the Delaware Company (for purposes of Section 801 of the Indenture);

     WHEREAS, the Maryland Company has made a request to the Trustee that the Trustee join with it, in accordance with Section 901 of the Indenture, in the execution of the First Supplemental Indenture to permit the Maryland Company to assume all the obligations of the Delaware Company under the Indenture pursuant to Section 801 of the Indenture;

     WHEREAS, the Maryland Company and the Trustee are authorized to enter into this First Supplemental Indenture; and

     WHEREAS, simultaneously with the Merger, the Maryland Company changed its name from Kimco Realty Corporation of Maryland to Kimco Realty Corporation;

     NOW, THEREFORE, the Maryland Company and the Trustee agree as follows:

     Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

     Section 2. The Maryland Company as the surviving corporation of the Merger expressly acknowledges and assumes the due and punctual payment of the principal of, premium, if any, and interest on the Securities and the performance and observance of every covenant of the Indenture to be performed or observed by the Delaware Company.

     Section 3. On the date hereof, the Maryland Company (as the surviving corporation of the Merger) shall, by virtue of the assumption described in
Section 2 above and the execution and delivery of this First Supplemental Indenture, succeed to and be substituted for the Delaware Company.

     Section 4. The Maryland Company (as the surviving corporation of the Merger) hereby assumes all the agreements and obligations of the Delaware Company under the Securities and the Indenture and agrees to become the successor to the Delaware Company with respect to all such agreements and obligations in accordance with the terms of such instruments.

     Section 5. This First Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

     Section 6. This First Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     Section 7. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

     Section 8. The Trustee shall not be responsible for any recital herein (other than the fourth recital as it appears as it applies to the Trustee) as such recitals shall be taken as statements of the Maryland Company, or the validity of the execution by the Maryland Company of this First Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

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     IN WITNESS WHEREOF, Kimco Realty Corporation has caused this First
Supplemental Indenture to be duly signed and acknowledged by its Vice President hereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by Its Secretary or Assistant Secretary and IBJ Schroder Bank & Trust Company has caused this First Supplemental Indenture to be duly signed and acknowledged by one of its Assistant Vice Presidents thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Secretaries.

                                          KIMCO REALTY CORPORATION,
                                          a Maryland corporation


[Corporate Seal]
                                          By:  /s/ Louis J. Petra
                                             ----------------------------
                                          Name: Louis J. Petra
                                          Title: Vice President

Attest:


By:   /s/ Michael E. Parry
   ------------------------------
Name: Michael E. Parry
Title: Assistant Secretary


                                          IBJ SCHRODER BANK & TRUST COMPANY,
                                                       as Trustee


[Corporate Seal]
                                          By:  /s/ Thomas J. Bogert
                                             ----------------------------
                                          Name: Thomas J. Bogert
                                          Title: Assistant Vice President

Attest:


By:  /s/ Susan Lavelle
   ------------------------------
Name: Susan Lavelle
Title: Assistant Secretary


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STATE OF NEW YORK              )
                               ) ss:
COUNTY OF NEW YORK             )


                  On this 4th day of August, 1994, before me personally came Louis J. Petra to me known, being by me duly sworn, did depose and say that he is a Vice President of Kimco Realty Corporation, one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


[NOTARIAL SEAL]
                                             /s/ Linda Protitch
                          ---------------------------------------------------
                                          Notary Public

                          My commission expires         May 31, 1996
                                                -----------------------------




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STATE OF NEW YORK             )
                              ) ss:
COUNTY OF KINGS               )


                  On this 5th day of August, 1994, before me personally came Thomas J. Bogert to me known, being by me duly sworn, did depose and say that he is an Assistant Vice President of IBJ Schroder Bank & Trust Company, one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


[NOTARIAL SEAL]
                                            /s/ Jane Shaheen
                         ---------------------------------------------------
                                         Notary Public

                         My commission expires        March 30, 1995
                                               -------------------------------



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